Exhibit 10.2

THIRD COAST BANCSHARES, INC.

2017 DIRECTOR STOCK OPTION PLAN

(As Amended and Restated Effective January 1, 2021)

1.    PURPOSE; BACKGROUND.

The purpose of this Plan is to secure for Third Coast Bancshares, Inc., a Texas corporation (the “Company”), and its shareholders the benefits of the incentive inherent in increased common stock ownership by members of the Company’s Board of Directors (the “Board”). The Plan was originally adopted by the Board on December 21, 2017, and titled the “Third Coast Bancshares, Inc. 2017 Non-Employee Director Stock Option Plan.”

2.    DEFINITIONS.

As used in the Plan, the definitions contained in this Section 2 shall apply to the capitalized terms indicated below:

(a)    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)    “Award Agreement” means a written agreement between the Company and a Director evidencing the terms and conditions of an individual Option grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Change in Control” means the occurrence of any of the following events after the Effective Date:

(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, except that the following shall be deemed not to be a Change in Control: (A) any change in the beneficial ownership of the securities of the Company as a result of a transaction or series of related transactions undertaken primarily for capital-raising purposes and that is approved by the Board; or (B) a transaction the sole purpose of which is to (y) change the state of the Company’s incorporation, or (z) create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or

(ii)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred unless such event also constitutes a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A as applied to the Company.

(e)    “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Common Stock” means the common stock of the Company, $1.00 par value per share.

(g)    “Continuous Service” means that the Director’s service with the Company or an Affiliate is not interrupted or terminated. A Director’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Director renders service to the Company or an Affiliate as an employee, consultant, or Director, or a change in the entity for which the Director renders such service, provided that there is no interruption or termination of the Director’s service. For example, a change in status from a non-employee Director of the Company to an employee of an Affiliate will not constitute an interruption of Continuous Service. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a Director’s Continuous Service shall be deemed to have terminated upon his or her “separation from service” within the meaning of Section 409A.

(h)    “Director” means a member of the Board.

(i)    “Disability” mean a Director’s permanent and total disability as determined under procedures established by the Company for purposes of the Plan.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)    “Fair Market Value” means, as of any specified date: (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Common Stock are so reported); (ii) if the Common Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded on or preceding the specified date; or (iii) if the Common Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Board in its discretion in such manner as it deems appropriate, taking into account all factors the Board deems appropriate, including the factors prescribed under Section 409A.

(l)    “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(m)    “Option” means an option granted pursuant to the Plan to acquire shares of Common Stock. All Options shall be nonstatutory stock options within the meaning of Section 421 of the Code.

(n)    “Plan” means this Third Coast Bancshares, Inc. 2017 Director Stock Option Plan (as amended and restated effective as of January 1, 2021).

(o)    “Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(p)    “Securities Act” means the Securities Act of 1933, as amended.

3.    ELIGIBILITY. Each Director shall be eligible to receive awards of Options hereunder.

4.    ADMINISTRATION. The Plan shall be administered by the Board which shall have the authority to:

(a)    Construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan;

(b)    Correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan;

(c)    Determine from time to time (i) which of the Directors eligible under the Plan shall be granted Options; (ii) when and how each Option shall be granted; (iii) what type Option shall be granted; (iv) the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to exercise such Option; and (v) the number of shares of Common Stock with respect to which an Option shall be granted to each such Director;

(d)    Settle all controversies regarding the Plan or any Award Agreement, or any Option granted thereunder;

(e)    Accelerate the time at which an Option may first be exercised or the time during which any Option or any shares of Common Stock issued upon exercise of an Option will vest in accordance with the Plan;

(f)    Suspend or terminate the Plan at any time;

(g)    Amend the Plan in any respect the Board deems necessary or advisable, as provided in Section 10;

(h)    Approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Options or Award Agreements in any respect the Board deems necessary or advisable, as provided in Section 10;

(i)    Effect, at any time and from time to time, with the consent of any adversely affected Director, (i) the reduction of the exercise price of any outstanding Option under the Plan, (ii) the cancellation of any outstanding Option under the Plan and the grant in substitution thereof of (A) a new Option under the Plan (or another equity plan of the Company) covering the same or a different number of shares of Common Stock, (B) cash and/or (C) any other valuable consideration (as determined by the Board in its sole discretion) or (D) any other action that is treated as a repricing under generally accepted accounting principles;

(j)    Exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or any Options.

(k)    All determinations, interpretations and constructions of the Plan made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. No Director shall be liable for anything done or omitted to be done by such Director or by any other Director in connection with the Plan, except for such Director’s own willful misconduct or as expressly provided by statute. Notwithstanding anything in this Section 4 to the contrary, no Director shall participate in the Board’s decision of any question relating exclusively to an Option granted to that Director.

5.    SHARES SUBJECT TO THE PLAN.

(a)    Limitation on Aggregate Number of Shares Issued Pursuant to the Plan. Subject to the provisions of Section 9(a) relating to capitalization adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Options shall not exceed 187,000 shares. For clarity, the foregoing limitation does not limit the number of shares of Common Stock that may be subject to Options that are granted pursuant to the Plan, but only the number of shares of Common Stock actually issued pursuant thereto.

(b)    Reversion of Shares. If any (i) Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or (ii) shares of Common Stock issuable upon the exercise of an Option are not delivered to a Director because such shares are withheld for the payment of all or any portion of the aggregate exercise price therefor (i.e., “net exercised”), then the shares of Common Stock issuable but not issued and delivered under such Option shall remain available for issuance under the Plan and such expiration, termination, cancellation, settlement, withholding, forfeiture or repurchase shall not reduce (or otherwise offset) the number of shares of Common Stock that may be issued pursuant to the Plan. If the exercise price of any Option is satisfied by tendering shares of Common Stock held by the Director (either by actual delivery or attestation), then the number of shares so tendered shall be treated as having been withheld from the number of shares issuable upon the exercise of the Option pursuant to clause (ii) of the preceding sentence and the number of shares deemed to have been so withheld shall remain available for issuance under the Plan and such withholding shall not reduce (or otherwise offset) the number of shares of Common Stock that may be issued pursuant to the Plan. If any shares of Common Stock delivered to a Director upon the exercise of an Option shall for any reason be repurchased by the Company under a repurchase option provided under the Plan or any Award Agreement, the shares of Common Stock repurchased by the Company under such repurchase option shall not revert to or otherwise become available for issuance again under the Plan.

(c)    Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued Common Stock, or reacquired Common Stock (including shares repurchased by the Company on the open market or otherwise).

6.    OPTION PROVISIONS.

Each Option and Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Award Agreement shall comply with or include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)    Exercise Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c)    Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid to the Company in cash (including by wire transfer of immediately available funds or by check, bank draft or money order payable to the Company) or, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any of the alternative methods of payment set forth below, or any combination of the foregoing. The Board shall have the authority to grant Options that do not permit any or all of the following alternative methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The alternative methods of payment permitted by this Section 6(c) are:

(i)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(ii)    by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Director to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; and provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” and/or (B) shares are delivered to the Director as a result of such exercise; or

(iii)    in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(d)    Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability shall apply to each Option:

(i)    Transfers During Lifetime. During the lifetime of the Director, an Option shall not be transferable and shall be exercisable by only the Director; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and/or securities laws upon the Director’s request. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(ii)    Transfers Upon Death. The Director may, by delivering written notice to the Company (in a form provided by or otherwise satisfactory to the Company), designate a third party who, in the event of the death of the Director, shall thereafter have the sole right to exercise an Option and receive the Common Stock or other consideration resulting from the exercise thereof. In the absence of such a designation, the Option shall be transferable upon the Director’s death only by will or by the laws of descent and distribution.

(e)    Vesting. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised

(which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary.

(f)    Exercisability and Termination.

(i)    Termination of Continuous Service. If a Director’s Continuous Service terminates (other than due to the Director’s death or Disability), the Director may exercise his or her Option (to the extent that the Director was entitled to exercise such Option as of the date of such termination of Continuous Service) but only within such period of time ending on the earlier of (A) the date three (3) months following such termination (or such longer or shorter period specified in the Award Agreement), or (B) the expiration of the term of the Option as set forth in the Award Agreement. If, after such termination of Continuous Service, the Director does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(ii)    Disability of Director. In the event that a Director’s Continuous Service terminates as a result of the Director’s Disability, the Director may exercise his or her Option (to the extent that the Director was entitled to exercise such Option as of the date of such termination of Continuous Service), but only within such period of time ending on the earlier of (A) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement) or (B) the expiration of the term of the Option as set forth in the Award Agreement. If, after such termination of Continuous Service, the Director does not exercise his or her Option within the time specified herein, the Option shall terminate.

(iii)    Death of Director. In the event that (A) a Director’s Continuous Service terminates as a result of the Director’s death or (B) the Director dies within the period (if any) specified in the Award Agreement after the termination of the Director’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Director was entitled to exercise such Option as of the date of death) by the Director’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or, if applicable, by a person designated to exercise the option upon the Director’s death pursuant to Section 6(d)(ii), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Award Agreement, that, for Options granted prior to the Listing Date, shall not be less than six (6) months) or (2) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Director’s death, the Option is not exercised within the time specified herein, the Option shall terminate.

(g)    Restrictions on Transfer of Shares. Any shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, bring-along rights and other transfer restrictions as the Board may determine. Such restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of shares of Common Stock generally.

(h)    Restricted Securities. Prior to a Listing Date, the Common Stock to be issued under this Plan, which may be issued in reliance on the exemption from registration set forth in Rule 701, shall be deemed to be “restricted securities” as defined in Rule 144, promulgated by the Securities and Exchange Commission under the Securities Act as from time to time in effect and applicable to the Plan and Directors. Resales of such Common Stock by the holder thereof shall be in compliance with the Securities Act or an exemption therefrom. Such Stock may bear a legend if determined necessary by the Board in substantially the following form:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THIRD COAST BANCSHARES, INC. (WHICH, IN THE DISCRETION OF THIRD COAST BANCSHARES, INC. MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THIRD COAST BANCSHARES, INC.) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.”

7.    COVENANTS OF THE COMPANY.

(a)    Availability of Shares. While any Options are outstanding under the Plan, the Company shall keep available and reserve for issuance upon the exercise of such Options such aggregate number of shares of Common Stock that would be issuable upon the exercise in full of all such Options.

(b)    Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock pursuant to such Options (including upon the exercise of Options); provided, however, that this undertaking shall not require the Company to register, under the Securities Act or any state securities laws, the Plan, any Option or any Common Stock issued or issuable pursuant to any Options. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful grant of such Options and the lawful issuance and sale of shares of Common Stock pursuant to such Options (including upon the exercise of Options), the Company shall be relieved from any liability for failure to grant such Options or to issue and sell such shares of Common Stock unless and until such authority is obtained.

8.    MISCELLANEOUS.

(a)    Use of Proceeds from Options. Proceeds from the issuance and sale of Common Stock pursuant to Options shall constitute general funds of the Company.

(b)    Shareholder Rights. No Director shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to an Option unless and until such Director has duly exercised such Option pursuant to its terms and the Company has duly and validly issued to the Director the shares of Common Stock issuable upon such exercise.

(c)    No Service Rights. Neither the Plan nor any Options awarded hereunder confer on any Director the right to continue to serve as a member of the Board or in any other capacity.

(d)    Investment Assurances. The Company may require a Director, as a condition of being granted any Option or exercising any Option, to give written assurances satisfactory to the Company that the Director is acquiring the Option and the Common Stock issued or issuable pursuant thereto for the Director’s own account and not with any present intention of selling or otherwise distributing the Option or any such Common Stock. The foregoing requirement, and any assurances given pursuant to such requirement, shall be inoperative (A) if the issuance of Common Stock upon the grant of an Option or the exercise of an Option has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, to the extent that a determination is made by counsel to the Company that such requirement need not be met in the circumstances under the securities laws then applicable. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under any Option as such counsel may deem necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock represented thereby.

(e)    Evidencing Common Stock. The Common Stock or other securities of the Company delivered pursuant the exercise of an Option may be evidenced in any manner deemed appropriate by the Board in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of Director or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Stock or other securities are then listed, and any applicable federal, state or other laws, and the Board may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(f)    Withholding Obligations. To the extent required by applicable Federal, state or local law, a Director must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan. The Company or any Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Director to remit to the Company, an amount sufficient to satisfy U.S. federal, state, and local taxes (including income tax, social insurance contributions, payment on account and any other taxes that may be due) that the Company or an Affiliate determines are required to be withheld with respect to any taxable event concerning a Director arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes. The Board may in its discretion and in satisfaction of the foregoing requirement direct the Company to withhold, or allow a Director to elect to have the Company withhold, shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld; the number of shares of Common Stock so withheld may be determined using rates of up to, but not exceeding, the maximum federal, state, and/or tax rates applicable in a particular jurisdiction on the date that the amount of tax to be withheld is to be determined.

(g)    Relationship to other Benefits. No shares of Common Stock issued to a Director pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(h)    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Director pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Director any rights that are greater than those of a general creditor of the Company or an Affiliate.

9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CHANGE IN CONTROL.

(a)    Capitalization Adjustments. If any change is made in the Common Stock without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), (i) the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a) and (ii) the outstanding Options will be appropriately adjusted in the class(es) and number of securities and the exercise price per share of stock subject to such Options. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. If, as a result of any such adjustment, one or more classes of stock other than Common Stock are issuable pursuant to Options, then each reference in the Plan to “Common Stock” shall also be deemed to refer to such other classes of stock.

(b)    Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Options (whether or not then vested) shall be terminated if not exercised prior to such event.

(c)    Change in Control. In connection with any Change in Control, the surviving corporation or acquiring corporation may assume any Options outstanding under the Plan or substitute similar options (including options to acquire the consideration that would have been received by the holders of Options had they exercised their Options immediately prior to the consummation of such Change in Control transaction) for those outstanding under the Plan. If such surviving corporation or acquiring corporation does not assume such Options or substitute similar options for those outstanding under the Plan, then (i) the vesting of Options held by Directors whose Continuous Service has not terminated prior to the effective time of the Change in Control shall be accelerated in full and any or all of such Options may be exercised in connection with the Change in Control transaction and (ii) all Options not exercised prior to or in connection with the Change in Control transaction shall terminate. In the event of any conflict or inconsistency between the provisions of this Section 9(c) and the provisions of any Award Agreement, the provisions of such Award Agreement shall control and govern with respect to the Options granted thereunder and the Common Stock issued or issuable pursuant thereto.

10.    AMENDMENT OF THE PLAN AND OPTIONS.

(a)    Amendment of Plan. The Board at any time, and from time to time, may amend the Plan subject to the limitations, if any, of applicable law. Except as provided above, no Director’s rights under any Option granted before any amendment of the Plan may be impaired by any such amendment unless the Company obtains the consent of the affected Director to such amendment.

(b)    Shareholder Approval. Except as provided in Section 9(a) relating to capitalization adjustments, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of any applicable law or any Nasdaq or securities exchange listing requirement.

(c)    Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options (or the Award Agreements relating thereto), including without limitation to amendments to provide terms more favorable to the applicable Director than previously provided in the Award Agreement, subject to any specified limitations in the Plan that are not subject to Board discretion; provided, however, that no Director’s rights under any Option may be impaired by any such amendment unless (i) the Company requests the consent of the affected Director to such amendment and (ii) such Director consents thereto in writing.

11.    TERMINATION OR SUSPENSION OF THE PLAN.

(a)    Plan Term. The Plan shall be of unlimited duration; provided, however, that the Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the affected Director.

12.    EFFECTIVE DATE OF PLAN.

The Plan shall become effective on January 1, 2021.

13.    COMPLIANCE WITH SECTION 409A.

To the extent that the Board determines that any Option granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Option shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and all Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any Option may be subject to Section 409A, the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option or (b) comply with the requirements of Section 409A.

14.    CHOICE OF LAW.

The law of the State of Texas shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of laws rules.